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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


             NAME OF SUBSIDIARY                 PLACE OF INCORPORATION
             ------------------                 ----------------------
             Overland Data (Europe) Ltd.            United Kingdom

             Overland Data Export Limited              Barbados

             Overland Data SARL                         France

             Overland Data GmbH                         Germany

             Tecmar, Inc.                              Delaware